UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 4, 2009

ENCISION INC.
(Exact name of registrant as specified in its charter)

Colorado	0-28604	84-1162056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6797 Winchester Circle, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(303) 444-2600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

    On November 4, 2009, Encision Inc. (the “Company”) and Silicon Valley Bank (“Bank”)  entered into a Second Amendment to Loan and Security Agreement (the “Amendment”), which amends the Loan and Security Agreement dated as of November 10, 2006, to extend the maturity date of the Company’s $2 million revolving line of credit to November 8, 2011 and increase the expenses payable by the Company in connection with Bank’s periodic audit of the Company’s records and inspection of the collateral.  The Amendment also requires the Company to pay a facility fee of $10,000 on the date of the Amendment and an additional $10,000 facility fee on November 9, 2010.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit
Number	Description
10.1	Second Amendment to Loan and Security Agreement, dated November 4, 2009, by and between Encision Inc. and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCISION INC.
(Registrant)

Date November 10 , 2009	/s/ Marcia K. McHaffie
Marcia K. McHaffie
Controller
Principal Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Second Amendment to Loan and Security Agreement, dated November 4, 2009, by and between Encision Inc. and Silicon Valley Bank.